Sub-Item 77Q1(e): Copies of any new or amended investment advisory contracts

Amended Annex A dated February 16, 2012 to the Management Agreement dated April 30, 1997 between Registrant, Goldman Sachs Asset Management, Goldman Sachs Fund Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 313 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 28, 2012 (Accession No. 0000950123-12-003575).

Sub-Advisory Agreement dated February 27, 2012 between Goldman Sachs Asset Management, L.P. and Dividend Assets Capital, LLC, on behalf of the Fund, is incorporated herein by reference to Exhibit (d)(10) to Post-Effective Amendment No. 311 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 27, 2012 (Accession No. 0000950123-12-003203).